                                                                   EXHIBIT 7.1

THE SECURITIES REPRESENTED BY THIS WARRANT AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE ACT, AND UNDER ANY APPLICABLE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS WARRANT BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES.


Warrant No. STFI- A1                               No. of Shares: _____________
                                          (subject to adjustment)

Date of Issuance:  December 26, 1995

Void after 5:00 p.m. Eastern time, May 1, 1999


                      SHARED TECHNOLOGIES FAIRCHILD INC.

                   Common Stock Purchase Warrant to Purchase
                Shared Technologies Cellular, Inc. Common Stock
                -----------------------------------------------


         SHARED TECHNOLOGIES FAIRCHILD INC. (the "Company"), for value received, hereby certifies that ____________________, or his/her registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the vesting dates indicated below and on or before May 1, 1999 (the "Exercise Period") at not later than 5:00 p.m. (Eastern time), __________ shares of Common Stock, $0.01 par value per share, of Shared Technologies Cellular, Inc. ("STC") ("Common Stock") (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such Common Stock), at a purchase price per share of $2.50. The number of shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price", respectively.

1.       Exercise and Vesting.

   (a) The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the purchase form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the payment to the Company, by check or wire transfer, of an amount equal to the


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         then applicable Purchase Price multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof within ten (10) days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof within such ten (10) day period.

   (b) This Warrant shall vest May 1, 1997. Notwithstanding the foregoing, in the event of a change of control of the Company (50% or greater change in ownership), then this Warrant shall become fully vested at the time of such change of control.

2.                Anti-Dilution Provisions.

   (a) Adjustment for Recapitalization. If outstanding shares of STC's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

   (b) Adjustment for Reorganization, Consolidation, Merger, Etc. If there shall occur any capital reorganization or reclassification of STC's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of STC with or into another corporation, or a transfer of all or substantially all of the assets of STC, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by STC's Board of Directors) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

3. Limitation on Sales, etc. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absences of (a) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable Blue Sky or state securities law then in effect, or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this warrant shall bear a legend substantially to the foregoing effect.

         Notwithstanding the foregoing, the Registered Holder may require the Company to issue a certificate representing the Warrant Stock without a legend in substitution for a legended certificate representing the Warrant Stock if either (i) such Warrant Stock has been registered for resale under the Act or
(ii) the Registered Holder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Stock.

4. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

5. Reservation of Shares. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Warrant Stock or other shares of capital stock of STC from time to time receivable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

6. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

7. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

8.       Transfers, etc.

   (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

   (b) Subject to the provisions of Section 3 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit 2 hereto) at the principal office of the Company.

   (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

9. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principle office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

10. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of STC.

11. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

12. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

13. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict-of-laws principles which would require the application of the laws of another jurisdiction.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued by its officers.

[Corporate Seal]                            SHARED TECHNOLOGIES FAIRCHILD INC.


                                            By:  /s/Vincent DiVincenzo
                                                 ---------------------------
                                                     Vincent DiVincenzo
                                                     Senior Vice President
                                                     100 Great Meadow Road
                                                     Suite 104
                                                     Wethersfield, CT  06109
ATTEST:

/s/Kenneth M. Dorros

                                   EXHIBIT 1


                                 PURCHASE FORM
                                 -------------


To:                                                           Dated:

         The undersigned, pursuant to the provisions set forth in the attached Warrant [No. ], hereby irrevocably elects to purchase [ ] shares of the Common Stock covered by such Warrant and herewith makes payment of [$ ], representing the full purchase price for such shares at the price per share provided for in such Warrant.


                                   Signature____________________________


                                   Address:_____________________________

                                   EXHIBIT 2


                                ASSIGNMENT FORM
                                ---------------


                FOR VALUE RECEIVED, [                                      ]
hereby sells, assigns and transfers all of the rights of the undersigned under
the attached Warrant [No.    ] with respect to the number of shares of Common
Stock covered thereby set forth below, unto:




Name of Assignee                           Address              No. of Shares





Dated:__________________________           Signature__________________________

                                                    __________________________

________________________________           Witness  __________________________